UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2021

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania		1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

525 William Penn Place
Suite 3300
Pittsburgh,	Pennsylvania		15219

(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Capital Stock, par value $1.25 per share	KMT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2021, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company” or “Kennametal”) elected Sanjay Chowbey to serve as Vice President and President, Metal Cutting Business Segment effective on or about June 14, 2021. Mr. Chowbey will report to Kennametal President and Chief Executive Officer, Christopher Rossi.

Mr. Chowbey, age 53, joins Kennametal from Flowserve Corporation (“Flowserve”), a public company, and a global provider of fluid motion and control products and services, where he served as President, Service and Solutions from July 2019. Prior to this, Mr. Chowbey was the Senior Vice President and President, TE SubCom, a division of TE Connectivity, from 2017 to 2018, and previously spent over 11 years at Danaher / Fortive Corporation (from 2006 through 2017) serving in various roles of increasing responsibility, the latest being President, Thomson Industries.

At the time Mr. Chowbey starts his service with Kennametal, he will enter into an indemnification agreement with the Company in the form previously approved by the Board.

He will also enter into an officer’s employment agreement with Kennametal in the form previously approved by the Board. Generally, the officer’s employment agreement will provide:

•General. Mr. Chowbey will be required to devote his entire time and attention to the business and affairs of Kennametal while he is employed.
•Term. There is no predetermined term.
•Non-competition/non-disclosure. Unless Kennametal provides prior consent in writing, if Kennametal terminates his employment without cause, then for one year after the date of termination, Mr. Chowbey cannot, in any geographic area in which Kennametal is offering its services and products: (a) directly or indirectly engage in; or (b) assist or have an active interest in; or (c) enter the employ of, or act as agent for, or advisor or consultant to, any entity which is or is about to become directly or indirectly engaged in any business that is competitive with any business of the Company or any of its subsidiaries or affiliates in which the executive is or was engaged. In the event that (i) Mr. Chowbey voluntarily terminates his employment; or (ii) Mr. Chowbey’s employment is terminated for reason of a Change in Control or any other reason, the aforementioned non-compete obligation is two years after the date of termination. However, in case of termination for any reason, Mr. Chowbey cannot disclose any of Kennametal’s confidential or trade secret information.
•Assignment of Inventions. Mr. Chowbey must assign to Kennametal all inventions conceived or made during his employment with Kennametal.
•Termination. Mr. Chowbey’s employment may be terminated by either party at any time, for any reason or no reason at all; provided, that the Company may only terminate Mr. Chowbey’s employment with the approval and authorization of the Board.
•Severance. If Mr. Chowbey has been employed with the Company for a minimum of two years, and if (with Board authorization) Kennametal involuntarily terminates Mr. Chowbey’s employment prior to a change in control and not for cause, he will be entitled to 12 months of severance.
•Change in Control. The agreement provides for payments to Mr. Chowbey if he resigns for good reason or if he is terminated by the Company without cause within six months prior to a change in control of the Company, or within 24 months following a change in control of the Company. In this event, he will receive a payment equal to two times his base salary and two times his target bonus.

Item 8.01 Other Events.

On May 20, 2021, the Company issued a press release announcing the appointment of Sanjay Chowbey as Vice President and President, Metal Cutting Business Segment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1    Form of Executive Officer Agreement as of April 2018 (Exhibit 10.60 of Form 10-K filed August 10, 2018 is incorporated herein by reference)
10.2    Form of Indemnification Agreement for Named Executive Officers (Exhibit 10.2 of the Form 8- K filed March 22, 2005 is incorporated herein by reference)
99.1    Press Release dated May 20, 2021
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date:	May 20, 2021	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel

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